

Netrix Corporation                                                                               Exhibit 11
EPS Calculation


                                                      Nine Months Ended                Three Months Ended
                                                 ----------------------------     ----------------------------
                                                    9/30/96         9/30/95          9/30/96        9/30/95
                                                 ------------     -----------     -----------     ------------
Earnings per share and common stock
 equivalents - Primary:

Net loss                                          (4,537,000)     (1,476,000)      (1,412,000)      (2,007,000)

Weighted average common stock outstanding          9,457,884       9,357,028        9,491,112        9,410,551

Weighted average common stock equivalents:               -              -               -                 -

 Other stock options                                     -              -               -                 -
                                                 ------------     -----------     -----------     ------------
Total weighted average common stock and
 common stock equivalents                          9,457,884       9,357,028        9,491,112        9,410,551

Earnings per share                                     (0.48)          (0.16)           (0.15)           (0.21)
                                                 ============     ===========     ===========     ============

Earnings per share and common stock
 equivalents - Fully Diluted:

Net loss                                          (4,537,000)     (1,476,000)      (1,412,000)      (2,007,000)

Weighted average common stock outstanding          9,457,884       9,357,028        9,491,112        9,410,551

Weighted average common stock equivalents:               -               -                -                -

 Other stock options                                     -               -                -                -

                                                 -----------      ----------      -----------     -----------
Total weighted average common stock and
 common stock equivalents                          9,457,884       9,357,028        9,491,112        9,410,551

Earnings per share                                     (0.48)          (0.16)           (0.15)           (0.21)
                                                 ===========      ==========      ===========     ============



                                      16